Exhibit 99.1

CONTACT:	John Hyre, Investor Relations	Tom Lacy, Managing Director
	Commercial Vehicle Group, Inc.	Robert W. Baird & Co.
	(614) 289-5157	(414) 298-7648
FOR IMMEDIATE RELEASE
COMMERCIAL VEHICLE GROUP ANNOUNCES COMMON STOCK OFFERING
NEW ALBANY, OHIO, March 18, 2010 — Commercial Vehicle Group, Inc. (Nasdaq: CVGI) announced today that it has commenced a public offering of 3,800,000 shares of common stock. The Company will grant the underwriter in the offering an option to purchase up to 570,000 additional shares of common stock at the same price per share to cover any over-allotments.
The Company expects to use the net proceeds from the offering for general corporate and working capital purposes, including the funding of strategic initiatives that the Company may undertake from time to time.
Robert W. Baird & Co. will act as the underwriter for the offering. The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from the offices of Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, 28th Floor, Milwaukee, Wisconsin 53202-5391, or by calling 1-800-792-2413. Electronic copies of the prospectus and the prospectus supplement are available on the Securities and Exchange Commission’s Web site at www.sec.gov.
The shares are being offered pursuant to an effective registration statement. This press release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About Commercial Vehicle Group, Inc.
Commercial Vehicle Group, Inc. is a leading supplier of fully integrated system solutions for the global commercial vehicle market, including the heavy-duty truck market, the construction and agriculture market and the specialty and military transportation markets. The Company’s products include suspension seat systems, interior trim systems, such as instrument and door panels, headliners, cabinetry, molded products and floor systems, cab structures and components, mirrors, wiper systems, electronic wiring harness assemblies and controls and switches specifically designed for applications in commercial vehicle cabs. The Company is headquartered in New Albany, OH with operations throughout North America, Europe and Asia. Information about the Company and its products is available on the internet at www.cvgrp.com.
Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to the offering and the use of proceeds therefrom and the Company's strategic initiatives. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves; (ii) the Company’s ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the heavy-duty truck market; (v) the impact of changes in governmental regulations on the Company’s customers or on its business; (vi) the loss of business from a major customer or the discontinuation of particular commercial vehicle platforms; (vii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; and (viii) various other risks as outlined under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2009. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
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